Exhibit 99.1

Semrush Announces Fourth Quarter and Full Year 2023 Financial Results
•Fourth quarter revenue of $83.4 million, up 21% year-over-year
•Full year 2023 revenue increases over 21% year-over-year
•Achieves ARR of $337.1 million, up 23% year-over-year
•Full year net income of $1.0 million and Non-GAAP net income of $16.3 million
March 4, 2024 — BOSTON — (BUSINESS WIRE) — Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the fourth quarter and full year ended December 31, 2023.
“In 2023, we accelerated revenue growth throughout the year, delivering ARR growth of 23%, and strong profitability. In Q4, we reported revenue growth of 21% year-over-year, increased paying customers to nearly 108,000, and our number of free, active customers surpassed one million for the first time. Looking ahead, we remain focused on our three main growth pillars: increasing new user growth, driving expansion by delivering higher value to our customers, and adding new products and monetization to our portfolio to address client needs and market trends. I want to express my sincere gratitude to our growing number of customers, talented employees, and shareholders who showed incredible support and loyalty across our business,” said Oleg Shchegolev, CEO and Co-Founder of Semrush.
Fourth Quarter and Full Year 2023 Financial Highlights
•Fourth quarter revenue of $83.4 million, up 21% year-over-year and full year 2023 revenue of $307.7 million, up 21% year-over-year.
•Net income of $6.9 million for the fourth quarter, compared to a net loss of $13.9 million in the prior year period.
•Net income of $1.0 million for the full year 2023, compared to a net loss of $33.8 million for the full year 2022.
•Non-GAAP net income of $11.4 million for the fourth quarter, compared to a non-GAAP net loss of $11.6 million in the prior year period.
•Non-GAAP net income of $16.3 million for the full year 2023, compared to a non-GAAP net loss of $26.5 million for the full year 2022.
•Q4 free cash flow of $8.9 million, full year free cash flow of $0.3 million.
•ARR of $337.1 million as of December 31, 2023, up 23% year-over-year.
•Nearly 108,000 paying customers as of December 31, 2023, up 12.5% from a year ago.
•Dollar-based net revenue retention of 107% as of December 31, 2023, compared to 109% in the previous quarter.
See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP net income (loss), and free cash flow, and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Fourth Quarter 2023 Business Highlights
We are committed to empowering our customers with the best-in-class platform needed to boost their online presence and gain an edge in the market. In the fourth quarter, we advanced and expanded many of our offerings:
•Continued investments in Generative AI to provide enhanced, more efficient content creation capabilities through Semrush’s platform and App Center:
◦Introduced AI Chat, a generative chat system within ContentShake AI that allows customers to enter detailed prompts, request additional content, and ask questions to improve the content creation process and help businesses connect with a larger audience.
◦Released the AI Ad Copy Generator app, a data-driven tool that uses billions of ad copies to draft effective copy variations, helping customers launch high-performing Google Ads campaigns.
◦Announced the AI Accessibility Widget, an app that uses AI to diagnose accessibility issues in real time, enabling businesses to enhance user-friendliness and ensure website compliance.
◦Added Bing to the Position Tracking tool, allowing customers to set up their tracking campaign and track daily rankings for their target keyword lists.
•We are pleased to announce our new Enterprise Platform will be Generally Available (GA) in the first half of 2024. It has been in a soft launch state since late October 2023 and is currently being used by a select number of large-scale business customers.
•Semrush customers who pay more than $10,000 annually grew by more than 30% year-over-year.
•Ended the quarter with more than 1,041,000 registered free active customers, up nearly 30% year-over-year.
Business Outlook
“During 2023, we were able to re-accelerate revenue growth, improve our profitability and generate strong free cash flow,” said Brian Mulroy, CFO of Semrush. “Looking ahead to 2024, we are confident in our ability to grow and to continue to scale our business to capitalize on the market opportunity. We remain committed to a disciplined and balanced approach to spending to improve efficiency and profitability, even while we invest in future growth opportunities that we expect will continue to create long-term, durable growth and value for our shareholders.”
Based on information as of today, March 4, 2024, we are issuing the following financial guidance:
First Quarter 2024 Financial Outlook
•For the first quarter, we expect revenue in a range of $84.7 to $85.3 million, which at the mid-point would represent growth of approximately 20% year-over-year.
•We expect first quarter Non-GAAP operating margin to be approximately 8%.
Full-Year 2024 Financial Outlook

•For the full year, we expect revenue in a range of $364 to $368 million, which at the mid-point would represent growth of approximately 19% year-over-year.

•We expect full year Non-GAAP operating margin of 10% to 11%.
•We expect full year free cash flow margin to be in the range of 7% to 8%.
Starting with our guidance for the first quarter 2024 and full year 2024, we are no longer providing guidance for non-GAAP net income, and instead will guide both non-GAAP Operating Margin and Free Cash Flow Margin. We are also updating our definitions of non-GAAP Income (Loss) from Operations to exclude Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business (for example, our Exit Costs incurred primarily in 2022) in addition to the current exclusion of Stock Based Compensation. Our guidance for the first quarter 2024 and full year 2024 reflect this change. Additionally, with this release, we are also providing a reconciliation of historical non-GAAP Income (Loss) from Operations and non-GAAP operating margin under both the prior definition and the new definition for the prior periods presented. We believe these changes will allow investors to better understand our financial performance, better align with the measures used internally by management in operating our business, and permit a better evaluation of the efficacy of the methodology and information used by management to evaluate and measure our performance.
Reconciliations of non-GAAP operating margin and free cash flow margin guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Details
Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.
Date: Tuesday, March 5, 2024
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO, Eugene Levin, President, and Brian Mulroy, CFO
Conference ID: 726760
Participant Toll Free Dial-In Number: 1 (833) 470-1428
Participant International Dial-In Number: 1 (929) 526-1599
Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.
About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with nearly 108,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Trevose, Austin, Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Limassol, Prague, Warsaw, and Yerevan.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the first quarter and full year of 2024 (including revenue, non-GAAP operating margin, and free cash flow margin); statements regarding the expectations of demand for our products, including demand from return customers, adoption of and demand for new products and features, statements about expansion of our platform, the effectiveness of our products and our competitive advantages, statements about future operating results, growth opportunities (including new user growth, expansion from delivering higher value to customers and adding new products and monetization to address user needs and market trends), future spending, business trends, capability to improve efficiency and deliver profits, and growth and value for shareholders.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.
Non-GAAP Financial Measures & Definitions of Key Metrics
We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. We also believe that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. We also believe free cash flow margin is useful to investors as we monitor it as a measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allows us to better understand the cash needs of our business. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.

Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.
ARR is defined as of a given date as the monthly recurring revenue that we expect to contractually receive from all paid subscription agreements that are actively generating revenue as of that date multiplied by 12. We include both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as we do not have any indication that a customer has canceled or intends to cancel its subscription and we continue to generate revenue from them.
Dollar-based net revenue retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.
Free cash flow and free cash flow margin. We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. We define free cash flow margin as free cash flow divided by GAAP revenue.
Non-GAAP income (loss) from operations, non-GAAP operating margin, and Non-GAAP Net Income. As described above, we have updated our definitions for non-GAAP income (loss) from operations and are introducing non-GAAP operating margin; the updated definitions, which apply to our guidance for the first quarter and full year 2024, are as follows. We define non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding Stock Based Compensation, Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business (for example, our Exit Costs incurred primarily in 2022). We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by GAAP revenue. With respect to our prior financial results (including the fourth quarter and full year 2023 and comparable periods in 2022), we define (i) non-GAAP net income as GAAP net income (loss), excluding Stock Based Compensation and (ii) non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding Stock Based Compensation. We believe investors may want to consider our results with and without the effects of these items in order to compare our financial performance with that of other companies that exclude such items and to compare our results to prior periods.
Stock-based compensation.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies, timing of awards and changes in stock price.
Amortization of acquired intangible assets.
Excluding amortization of acquired intangible assets from non-GAAP expense and income measures allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation.
Restructuring and other costs.
Restructuring and other costs include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other costs include litigation contingency reserves, asset impairment charges, relocation expenses associated with the migration of employees in 2022 that occurred throughout 2022 and early 2023, and gains or losses on the sale or disposition of certain non-strategic assets or product lines.
Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in transition, integration and other acquisition-related expense which would not otherwise have been incurred, are unpredictable and dependent on a significant number of factors that are deal-specific or outside of our control, are not indicative of our operational performance (or that of the acquired businesses or assets) and are likely to fluctuate as our acquisition activity increases or decreases in future periods. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.

Semrush Holdings, Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended December 31,		Fiscal Year ended December 31,
	2023	2022	2023	2022
Revenue	$83,394	$68,785	$307,675	$254,316
Cost of revenue ¹	13,684	11,963	52,327	48,553
Gross profit	69,710	56,822	255,348	205,763
Operating expenses
Sales and marketing ¹	31,044	39,596	126,871	126,889
Research and development ¹	15,371	13,261	57,442	41,204
General and administrative ¹	20,613	17,391	77,410	62,779
Exit Costs	—	1,847	1,292	11,264
Total operating expenses	67,028	72,095	263,015	242,136
Income (loss) from operations	2,682	(15,273)	(7,667)	(36,373)
Other income, net	5,585	1,103	12,313	3,456
Income (loss) before income taxes	8,267	(14,170)	4,646	(32,917)
Provision for income taxes	1,393	(269)	3,696	931
Net income (loss)	6,874	(13,901)	950	(33,848)
Net income (loss) attributable to noncontrolling interest in consolidated subsidiary	—	—	—	—
Net income (loss) attributable to Semrush Holdings, Inc.	$6,874	$(13,901)	$950	$(33,848)

Net income (loss) per share attributable to common stockholders:
Basic	$0.05	$(0.10)	$0.01	$(0.24)
Diluted	$0.05	$(0.10)	$0.01	$(0.24)
Weighted-average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders:
Basic	143,620	141,531	142,593	141,160
Diluted	146,889	141,531	146,065	141,160

¹ includes stock-based compensation expense as follows:
	Three months ended December 31,		Fiscal Year ended December 31,
	2023	2022	2023	2022
Cost of revenue	$48	$22	$130	$74
Sales and marketing	887	1,636	3,077	2,235
Research and development	749	287	2,213	1,123
General and administrative	2,889	332	9,917	3,961
Total stock-based compensation	$4,573	$2,277	$15,337	$7,393

	Three months ended December 31,		Fiscal Year ended December 31,
	2023	2022	2023	2022
Reconciliation of Non-GAAP net income (loss)
Net income (loss)	$6,874	$(13,901)	$950	$(33,848)
Stock-based compensation	4,573	2,277	15,337	7,393
Non-GAAP net income (loss)	$11,447	$(11,624)	$16,287	$(26,455)

	Three months ended December 31,				Fiscal Year ended December 31,
	2023		2022		2023		2022
Reconciliation of Non-GAAP income (loss) from operations	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Income (loss) from operations	$2,682	3%	$(15,273)	(22)%	$(7,667)	(2)%	$(36,373)	(14)%
Stock-based compensation	4,574	5%	2,277	3%	15,337	5%	7,393	3%
Non-GAAP income (loss) from operations (prior definition)	7,256	9%	(12,996)	(19)%	7,670	2%	(28,980)	(11)%
Amortization of acquired intangibles	680	—%	535	1%	2,307	1%	1,880	1%
Restructuring and other costs	—	—%	1,847	3%	1,292	—%	11,264	4%
Acquisition-related costs, net	372	—%	—	—%	372	—%	—	—%
Non-GAAP income (loss) from operations (new definition)	$8,308	10%	$(10,614)	(15)%	$11,641	4%	$(15,836)	(6)%

Semrush Holdings, Inc.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$58,848	$79,765
Short-term investments	179,721	157,774
Accounts receivable	7,897	3,559
Deferred contract costs, current portion	9,074	6,974
Prepaid expenses and other current assets	10,014	9,307
Total current assets	265,554	257,379
Property and equipment, net	6,686	8,076
Operating lease right-of-use assets	14,069	12,009
Intangible assets, net	16,083	10,286
Goodwill	24,879	6,529
Deferred contract costs, net of current portion	3,586	2,082
Other long-term assets	633	2,329
Total assets	$331,490	$298,690
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$9,187	$15,495
Accrued expenses	19,891	17,847
Deferred revenue	58,310	49,354
Current portion of operating lease liabilities	4,274	3,694
Other current liabilities	2,817	2,311
Total current liabilities	94,479	88,701
Deferred revenue, net of current portion	331	122
Deferred tax liability	839	11
Operating lease liabilities, net of current portion	10,331	8,929
Other long-term liabilities	1,195	1,023
Total liabilities	107,175	98,786
Stockholders' equity
Class A common stock	1	—
Class B common stock	—	1
Additional paid-in capital	291,898	274,057
Accumulated other comprehensive loss	(752)	(1,206)
Accumulated deficit	(71,998)	(72,948)
Total stockholders' equity attributable to Semrush Holdings, Inc.	219,149	199,904
Noncontrolling interest in consolidated subsidiary	$5,166	$—
Total stockholders’ equity	224,315	199,904
Total liabilities and stockholders' equity	$331,490	$298,690

Semrush Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended December 31,
	2023	2022
Operating Activities
Net income (loss)	$950	$(33,848)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	6,790	6,650
Amortization of deferred contract costs	10,379	8,988
Amortization (accretion) of premiums and discounts on investments	(6,067)	—
Non-cash lease expense	3,940	4,520
Stock-based compensation expense	15,337	7,393
Non-cash interest expense	209	242
Change in fair value of convertible debt securities	(3,552)	(1,152)
Deferred taxes	301	(253)
Intangible asset impairment expense	122	642
Loss on disposal of subsidiaries	—	1,738
Other non-cash items	858	—
Changes in operating assets and liabilities
Accounts receivable	(3,789)	(3,317)
Deferred contract costs	(13,982)	(9,452)
Prepaid expenses and other current assets	(2,347)	(2,446)
Accounts payable	(7,394)	6,793
Accrued expenses	1,627	(848)
Other current liabilities	(238)	(394)
Deferred revenue	8,755	9,133
Other long-term liabilities	—	94
Change in operating lease liability	(3,913)	(4,107)
Net cash provided by (used in) operating activities	7,986	(9,624)
Investing Activities
Purchases of property and equipment	(2,486)	(4,234)
Purchases of short-term investments	(257,516)	(157,899)
Proceeds from sales and maturities of short-term investments	241,641	—
Purchases of convertible debt securities	(326)	(2,000)
Capitalization of internal-use software costs	(5,165)	(1,706)
Cash paid for acquisition of assets and businesses, net of cash acquired	(5,066)	(13,993)
Purchases of other investments	(150)	—
Net cash used in investing activities	(29,068)	(179,832)
Financing Activities
Proceeds from exercise of stock options	2,240	981
Proceeds from issuance of shares in connection with Employee Stock Purchase Plan	264	758
Payment of finance leases	(2,523)	(2,084)
Net cash used in financing activities	(19)	(345)
Effect of exchange rate changes on cash and cash equivalents	184	(275)
(Decrease) increase in cash, cash equivalents and restricted cash	(20,917)	(190,076)
Cash, cash equivalents and restricted cash, beginning of period	79,765	269,841
Cash, cash equivalents and restricted cash, end of period	$58,848	$79,765

Unaudited Reconciliation of GAAP Operating Income (Loss) from Operations and Margin to non-GAAP Income (Loss) from Operations and Margin for previously reported periods during 2023
(in thousands, except percentages)

	Three months ended September 30, 2023		Nine months ended September 30, 2023
Reconciliation of Non-GAAP income (loss) from operations	($)	(%)	($)	(%)
Income (loss) from operations	$2,748	3%	$(10,349)	(5)%
Stock-based compensation	4,202	5%	10,764	5%
Non-GAAP income from operations (prior definition)	$6,950	9%	$415	—%
Amortization of acquired intangibles	557	1%	1,631	1%
Restructuring and other costs	—	—%	1,292	1%
Acquisition-related costs, net	—	—%	—	—%
Non-GAAP income from operations (new definition)	$7,507	10%	$3,338	1%

	Three months ended June 30, 2023		Six months ended June 30, 2023
Reconciliation of Non-GAAP income (loss) from operations	($)	(%)	($)	(%)
Loss from operations	$(2,329)	(3)%	$(13,097)	(9)%
Stock-based compensation	3,765	5%	6,561	5%
Non-GAAP income (loss) from operations (prior definition)	$1,436	2%	$(6,536)	(4)%
Amortization of acquired intangibles	548	1%	1,070	1%
Restructuring and other costs	309	—%	1,292	1%
Acquisition-related costs, net	—	—%	—	—%
Non-GAAP income (loss) from operations (new definition)	$2,293	3%	$(4,174)	(3)%

	Three months ended March 31, 2023
Reconciliation of Non-GAAP income (loss) from operations	($)	(%)
Loss from operations	$(10,768)	(15)%
Stock-based compensation	2,796	4%
Non-GAAP loss from operations (prior definition)	$(7,972)	(11)%
Amortization of acquired intangibles	522	1%
Restructuring and other costs	983	1%
Acquisition-related costs, net	—	—%
Non-GAAP loss from operations (new definition)	$(6,467)	(9)%

INVESTOR
Brinlea C. Johnson
The Blueshirt Group
Semrush Holdings, Inc.
ir@semrush.com

MEDIA
Jesse Platz
VP of Analyst and Public Relations
Semrush Holdings, Inc.
jesse.platz@semrush.com